News Announcement

Digiplex Appoints Carolyn Ullerick, Global Chief Financial Officer of LexisNexis
Legal & Professional Group, to the Company’s Board of Directors

WESTFIELD, New Jersey (February 8, 2013) - Digital Cinema Destinations Corp. (NasdaqCM: DCIN) (Digiplex), a fast-growing motion picture exhibitor dedicated to transforming movie theaters into digital entertainment centers, today announced the appointment of Carolyn Ullerick as an independent director on the Company’s Board, effective immediately.  Ms. Ullerick will also serve on the Audit Committee, which will now be composed entirely of independent directors.

Ms. Ullerick is currently the Global Chief Financial Officer for the Legal and Professional Group of LexisNexis where she works with executive members and division managers to achieve the Company’s strategic and financial goals, including merger and acquisition (M&A)–related activities,   portfolio analysis and market demographics assessment. Since first joining LexisNexis in 2000, Ms. Ullerick has transcended the boundaries of the traditional CFO by also immersing herself in corporate strategy, identifying revenue and profit drivers, and leading successful teams that deliver on the organization’s operating objectives.

Prior to her current role at LexisNexis, Ms. Ullerick served as CFO of the Canadian operations for the Hostess Frito-Lay division of PepsiCo, where she was instrumental in restructuring product pricing and sizing, as well as other operational initiatives that increased  productivity and improved  results. Ms. Ullerick received a BA in Finance from the University of Western Ontario, Canada’s premier Business School. She also holds a CMA in accounting.

Digiplex Chairman and CEO Bud Mayo stated, “We are extremely pleased that Carolyn Ullerick has agreed to join our Board of Directors.  Her impressive background as a Chief Financial Officer at several leading global organizations and her tremendous wealth of M&A experience and expertise will no doubt make her a valuable contributor to our fast-growing Company and its future success.”

About Digital Cinema Destinations Corporation (www.digiplexdest.com)

Digital Cinema Destinations Corp. is dedicated to transforming its movie theaters into interactive entertainment centers. The Company provides consumers with uniquely satisfying experiences, combining state-of-the-art digital technology with engaging, dynamic content that far transcends traditional cinematic fare.  The Company’s customers enjoy live and pre-recorded alternative programming such as concerts, operas, ballets, sporting events, conferences, interactive videogames, auctions, fashion shows and, on an ongoing basis, the very best major motion pictures. As of February 1, 2013, Digiplex operates 18 cinemas and 178 screens in AZ, CA, CT, NJ, OH and PA.  You can connect with Digiplex via Facebook, Twitter, YouTube and Blogger.  Digiplex is also participating in DigiNext, a unique, specialty content joint venture (with Nehst Studios) featuring curated content from festivals around the world.  DigiNext releases typically include innovative live Q&A sessions between the audience and cast members.

Disclosure Regarding Forward-Looking Statements
This press release and other written or oral statements made by or on behalf of Digital Cinemas Destination Corp. may contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Risk factors are disclosed in our Form 10-K for the year ended June 30, 2012 under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contacts:
Bud Mayo, Chairman/CEO	Robert Rinderman or Jennifer Neuman
Digital Cinema Destinations Corp.	JCIR – Investor Relations/Corporate Communications
908/396-1362 or bmayo@digiplexdest.com	212/835-8500 or DCIN@jcir.com

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